UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2009

METAVANTE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-33747	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 West Brown Deer Road

Milwaukee, Wisconsin 53223

(Address of principal executive offices, including Zip Code)

(414) 357-2290

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, Metavante Technologies, Inc., a Wisconsin corporation (“Metavante”), Fidelity National Information Services, Inc., a Georgia corporation (“FIS”), and Cars Holdings, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of FIS (“Merger Sub”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Metavante will be merged with and into Merger Sub (the “Merger”). Upon consummation of the Merger, the separate existence of Metavante will cease, and Merger Sub will be the surviving company.

Following the execution of the Merger Agreement, on April 30, 2009, Metavante and its wholly owned subsidiary, Metavante Corporation (the “Borrower”), entered into an amendment (the “Credit Agreement Amendment”) to the credit agreement, originally entered into as of November 1, 2007, among Metavante, the Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Lehman Commercial Paper Inc. and Baird Financial Corporation, as Documentation Agents, Morgan Stanley Senior Funding Inc., as Syndication Agent, and the lenders party thereto (the “Credit Agreement”). The Credit Agreement provides for a term loan facility in an aggregate principal amount of $1.75 billion and a revolving credit facility in an aggregate principal amount of $250 million. Lenders holding more than 90% of the outstanding amount of indebtedness under the Credit Agreement have consented to and executed the Credit Agreement Amendment (such lenders, the “Consenting Lenders”).

The Credit Agreement Amendment provides, among other things, that on its effective date, the outstanding indebtedness under the Credit Agreement will be restructured as follows: (i) the Borrower will borrow 100% of the unused revolving commitments under the Credit Agreement on or prior to such effective date, (ii) FIS or one of its subsidiaries will purchase all of the revolving loans of each Consenting Lender outstanding on such effective date if and only if such Consenting Lender commits to purchase accounts receivable from FIS’s securitization vehicle under a new FIS accounts receivable securitization facility to be entered into on or prior to the closing of the Merger, (iii) an aggregate principal amount of $500,000,000 of term loans held by the Consenting Lenders will be exchanged for an identical principal amount of term loans under FIS’s existing credit facility, (iv) FIS or one of its subsidiaries will purchase up to an aggregate principal amount of $428,125,000 of the remaining term loans held by the Consenting Lenders at par in cash, (v) if, after giving effect to the debt exchange and purchases described in the foregoing clauses (ii), (iii) and (iv), the aggregate principal amount of term loans and revolving loans that remain outstanding under the Credit Agreement (as amended by the Credit Agreement Amendment) would result in a “default” under the FIS’s existing credit agreement, the Borrower will prepay these loans on a pro rata basis for the relevant credit facility in a minimum amount necessary to avoid such “default” and (vi) the term loans that remain outstanding under the Credit Agreement after giving effect to the transactions described in the foregoing clauses (iii), (iv) and (v) will be re-priced as provided in the Credit Agreement Amendment (the transactions described in the foregoing clauses (i) through (vi), collectively, the “Restructuring Transactions”). The term loans and revolving loans purchased or exchanged by FIS or one of its subsidiaries pursuant to the Restructuring Transactions will be deemed immediately cancelled for all purposes of the Credit Agreement and no longer outstanding.

As previously reported, the requisite lenders under the Credit Agreement have agreed to waive their change of control provisions and permit the Merger and related transactions to proceed.

The Credit Agreement Amendment also amends certain covenants and other provisions in the Credit Agreement to permit the consummation of the Restructuring Transactions and to conform to the covenants in FIS’s existing credit facility. The Credit Agreement Amendment will become effective upon the satisfaction and/or waiver of certain conditions set forth therein, including the consummation of the Merger.

In consideration of the Consenting Lenders entering into the Credit Agreement Amendment, the Borrower will pay to the administrative agent for the ratable account of the Consenting Lenders a fee equal to 1.00% of the aggregate amount of the term loans or revolving commitments held by such lenders immediately prior to the Restructuring Transactions.

In connection with the Restructuring Transactions, Metavante and the Borrower and their subsidiaries that are guarantors under the Credit Agreement will be required to guarantee the obligations under FIS’s credit facility and its new account receivables securitization facility referred to above.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment attached hereto as Exhibit 4.1, which is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed transactions, FIS and Metavante will file relevant materials with the SEC, including a registration statement on Form S-4 that will include a joint proxy statement of FIS and Metavante that also constitutes a prospectus of FIS. FIS and Metavante will mail the final joint proxy statement/prospectus to their respective shareholders. Investors and security holders are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about FIS, Metavante and the proposed transactions.

Investors and security holders may obtain these documents (and any other documents filed by FIS or Metavante with the SEC) free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by FIS may be obtained free of charge by directing such request to: Investor Relations, 601 Riverside Drive, Jacksonville, FL 32204, or from FIS’ Investor Relations page on its corporate website at www.fidelityinfoservices.com. The documents filed with the SEC by Metavante may be obtained free of charge by directing such request to: Investor Relations, 4900 West Brown Deer Road, Milwaukee, WI 53223, or from Metavante’s Investor Relations page on its corporate website at www.metavante.com.

Participants in the Solicitation

FIS, Metavante and their respective executive officers, directors and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Metavante and FIS in favor of the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders in connection with the proposed transactions will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Information about the executive officers and directors of FIS and their ownership of FIS common stock is set forth in the proxy statement for FIS’ 2009 Annual Meeting of Shareholders, which was filed with the SEC on April 15, 2009. Information about the executive officers and directors of Metavante and their ownership of Metavante common stock is set forth in Metavante’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 20, 2009, as amended by the Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2008, which was filed with the SEC on April 30, 2009.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
4.1	Amendment No. 1 to Credit Agreement, dated as of April 30, 2009, among Metavante Technologies, Inc., Metavante Corporation, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAVANTE TECHNOLOGIES, INC.

Date: May 1, 2009	By:	/s/ Timothy C. Oliver
	Name:	Timothy C. Oliver
	Title:	Senior Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment No. 1 to Credit Agreement, dated as of April 30, 2009, among Metavante Technologies, Inc., Metavante Corporation, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

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